                                                                 EXHIBIT 19

                               BOOKS AND RECORDS

                 LINCOLN NATIONAL AGGRESSIVE GROWTH FUND, INC.

         RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

     Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record          Location  Person to Contact  Retention
-----------------  --------  -----------------  ---------

Annual Reports     F&RM      Eric Jones         Permanently, the first two
To Shareholders                                 years in an easily accessible
                                                place

Semi-Annual        F&RM      Eric Jones         Permanently, the first two
Reports                                         years in an easily accessible
                                                place

Form N-SAR         F&RM      Eric Jones         Permanently, the first two
                                                years in an easily accessible
                                                place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals
----------------------------

Daily reports      Delaware  Fund Accounting    Permanently, the first two
of securities                                   years in an easily accessible
transactions                                    place

LN-Record        Location       Person to Contact     Retention
---------        --------       -----------------     ---------

Portfolio Securities
--------------------

Equity           Delaware       Fund Accounting       Permanently, the first two
Notifications                                         years in an easily
                                                      accessible place


Receipts and Deliveries of Securities (shares)
----------------------------------------------

Not Applicable.

Portfolio Securities
--------------------

Debit and        Delaware       Fund Accounting       Permanently, the first two
Credit Advices                                        years in an easily
from Bankers                                          accessible place
(Bank Statements)

Receipts and Disbursements of Cash and other Debits and Credits
-----------------------------------------------------------------

Investment       Delaware       Fund Accounting       Permanently, the first two
Journal                                               years in an easily
                                                      accessible place

Daily Journals   Delaware       Fund Accounting       Permanently, the first two
Journals                                              years in an easily
                                                      accessible place


(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

(i)  Separate ledger accounts (or other records) reflecting the  following:

(a)  Securities in transfer;
(b)  Securities in physical possession;
(c)  Securities borrowed and securities loaned;
(d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
(e)  Dividends and interest received;
(f)  Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------

General          Delaware       Fund Accounting       Permanently, the first two
Ledger                                                years in an easily
                                                      accessible place


LN-Record          Location        Person to Contact        Retention
---------          --------        -----------------        ---------

Securities in Transfer
----------------------

File consisting    State           Mutual Funds             Permanently, the
of bank advices,   Street Bank     Division                 first two years in
confirmations,     and Trust       place                    an easily
and Notification   Company                                  accessible plce
of Securities
Transaction

Securities in Physical Possession
---------------------------------

Securities         State           Mutual Funds             Permanently, the first two
Ledger             Street Bank     Division                 years in an easily
                   and Trust                                accessible place
                   Company

Portfolio          State           Mutual Funds             Permanently, the first two
Listings           Street Bank     Division                 years in an easily
                   and Trust                                accessible place
                   Company

Securities Borrowed and Loaned
------------------------------

Their files      State             Mutual Funds             Permanently, the first two
                 Street Bank       Division                 years in an easily
                 and Trust                                  accessible place
                 Company

Monies Borrowed and Loaned
--------------------------

Not Applicable.

Dividends and Interest Received
-------------------------------

Interest File      Delaware        Fund Accounting          Permanently, the first two
Accrual                                                     years in an easily
Activity                                                    accessible place
Journal

Dividend Master    Delaware        Fund Accounting          Permanently, the first two
File Display                                                years in an easily
                                                            accessible place

Dividends Receivable and Interest Accrued
-----------------------------------------

Investment         Delaware        Fund Accounting          Permanently, the first two
Journal                                                     years in an easily
                                                            accessible place

Dividend Master    Delaware        Fund Accounting          Permanently, the first two
File Display                                                years in an easily
                                                            accessible place

Interest File      Delaware        Fund Accounting          Permanently, the first two
Accrual                                                     years in an easily
Activity                                                    accessible place
Journal

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

LN-Record        Location       Person to Contact     Retention
---------        --------       -----------------     ---------

Ledger Account for each portfolio Security
------------------------------------------

Inventory        Delaware       Fund Accounting       Permanently, the first two
(on line)                                             years in an easily
                                                      accessible place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer    Delaware       Fund Accounting       Permanently, the first two
Ledger                                                years in an easily
                                                      accessible place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held.
in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------

LNL - only       F&RM           Eric Jones            Permanently, the first two
shareholder                                           years in an easily
                                                      accessible place


(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

LN-Record          Location        Person to Contact     Retention
---------          -----------      -----------------    ---------

Securities Position Record
--------------------------

Maintained by      State            Mutual Funds         Permanently, the
Custodian of       Street Bank      Division             first two years
Securities         and Trust                             in an easily
                   Company                               accessible place

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

Corporate Documents
-------------------

Corporate          Executive -     Sue Womack            Permanently, the
charter, cer-      Corp. Secy.                           first two years
tificate of                                              in an easily
incorporation.                                           accessible place

Bylaws and         Corp. Secy.     Sue Womack
minute books.

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Order Tickets
-------------

Sales Order or     Lynch & Mayer   Mutual Funds          Six years, the
Purchase Order                     Division              first two years
                                                         in an easily
                                                         accessible place

Notification      State            Mutual Funds          Six years, the
Form (From        Street Bank      Division              first two years
AOS Trading       and Trust                              in an easily
System)           Company                                accessible place

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Short-Term Investments
----------------------

Notification      State            Mutual Funds          Six years, the
Form (From        Street Bank      Division              first two years
AOS S-T           and Trust                              in an easily
System)           Company                                accessible place

Bank Advice       Delaware         Fund Accounting       Six years, the
and Issuer                                               first two years
Confirmation                                             in an easily
                                                         accessible place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.


LN-Record             Location         Person to Contact    Retention
---------             --------         -----------------    ---------

Record of Puts, Calls, Spreads, Etc.
------------------------------------

Trade Notification    Delaware         Fund Accounting      Six Years
(Puts & Calls).

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

Trial Balance
-------------

General Ledger        Delaware         Fund Accounting      Permanently, the
                                                            first two years
                                                            in an easily
                                                            accessible place


(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage             Lynch & Mayer    Mutual Funds         Six Years, the
Allocation                             Division             first two years
Report                                                      in an easily
                                                            accessible place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

LN-Record          Location        Person to Contact     Retention
---------          ---------       -----------------     ----------

Trading            Lynch & Mayer   Mutual Funds          Six years, the
Authorization                      Division              first two years
                                                         in an easily
                                                         accessible place

Advisory           Law             Janet Lindenburg      Six years, the
Agreements         Division        Jeremy Sachs          first two years
                                                         in an easily
                                                         accessible place



(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

Not Applicable.

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence     Product         Jon Geist             Six years, the
                   Admin.          Nancy Alford          first two years
                   Product         Pat Wiltshire         in an easily
                   Management                            accessible place

Pricing Sheets     Delaware        Fund Accounting       Permanently, the
                                                         first two years
                                                         in an easily
                                                         accessible place

Bank Statements    Delaware        Fund Accounting       Six years, the
and Cash                                                 first two years
Reconciliations                                          in an easily
                                                         accessible place


                                 March 12, 1997